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EXHIBIT 32

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

        The undersigned, Brett White, Chief Executive Officer, and Kenneth J. Kay, Chief Financial Officer of CB Richard Ellis Group, Inc. (the "Company"), hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. §1350, that:

  (i)
  the Quarterly Report on Form 10-Q for the period ending March 31, 2008, of the Company (the "Report") fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934; and

  (ii)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: May 12, 2008
/s/ BRETT WHITE Brett White Chief Executive Officer
/s/ KENNETH J. KAY Kenneth J. Kay Chief Financial Officer

        The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

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  EXHIBIT 32